UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2012

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 21, 2012, VMware, Inc. entered into an Agreement and Plan of Merger, or the merger agreement, to acquire Nicira, Inc.

Under the terms of the merger agreement, each share of Nicira capital stock outstanding at the completion of the merger will be converted into a right to receive a cash payment, which will be determined by dividing the total merger consideration (described below) by the total number of shares of Nicira capital stock outstanding at the completion of the merger (calculated on a fully-diluted basis).

Vested options will be converted into a right to receive a cash payment. In addition, VMware will assume all unvested Nicira stock options, restricted stock and restricted stock units outstanding at the completion of the merger. These assumed equity awards will be converted into VMware equity awards based on an exchange ratio derived from the per share merger consideration payable to holders of Nicira capital stock and the ten-day trading average of VMware’s Class A common stock prior to the completion of the merger.

The total merger consideration that will be used to determine the price per share payable in cash for outstanding Nicira capital stock and the exchange ratio for the assumption of Nicira equity awards is an amount equal to $1,260,000,000 plus (a) the aggregate of all exercise prices under vested Nicira stock options outstanding at the time of the completion of the merger, (b) 50% of the aggregate of all exercise prices under unvested Nicira stock options outstanding at the time of the completion of the merger, and (c) the amount of any unrestricted cash and cash equivalents of the Company and its subsidiaries as of immediately prior to the completion of the merger and minus (i) the amount of any change of control payments required under any existing agreements resulting from the merger, (ii) the amount of any unpaid Nicira transaction expenses incurred in connection with the merger as of immediately prior to the completion of the merger, subject to certain exclusions and (iii) the amount of any Nicira debt outstanding of the completion of the merger, subject to certain exclusions.

The merger and the merger agreement have been approved by the board of directors of each of Nicira and VMware, by the requisite vote of the Nicira stockholders and by the sole Class B common stockholder of VMware. Completion of the transaction is subject to other customary closing conditions, including (1) clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (2) acceptance of VMware employment offers by certain Nicira employees, subject to specified thresholds, (3) subject to certain exceptions, the accuracy of each party’s representations and warranties, (4) compliance in all material respects by the other party with its covenants and (5) the absence of any material adverse effect on Nicira. The merger is expected to close in the second half of 2012.

The merger agreement provides that Nicira and VMware each have the right to terminate the agreement on the occurrence of certain events, including if the transaction is not consummated by January 21, 2013, subject to extension for up to an additional nine months if the parties have not received clearance under the Hart-Scott-Rodino Antitrust Improvements Act at such time. Under certain circumstances, VMware has agreed to pay a fee to Nicira in the event the merger is not consummated due to the failure of the parties to receive clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

The merger agreement contains customary representations and warranties of Nicira and VMware, covenants regarding Nicira’s operation of its business prior to the closing date and provisions regarding indemnification in favor of VMware. VMware will deposit into escrow $100 million of the total merger consideration otherwise payable in the merger to holders of Nicira stock and equity awards, to be held in escrow as the sole remedy for indemnification claims, if any, under the merger agreement, subject to fraud and equitable remedies, for a period of one year following the completion of the merger, subject to any unresolved indemnification claims.

Item 2.02	Results of Operations and Financial Condition.

On July 17, 2012, VMware issued a press release announcing preliminary financial results for the quarter ended June 30, 2012.

On July 23, 2012, VMware issued a press release announcing its financial results for the quarter ended June 30, 2012.

The press releases, including information regarding VMware’s use of non-GAAP financial measures, are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated by reference herein.

The information in this Item 2.02 and the Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2012, VMware designated Carl M. Eschenbach, the Company’s Chief Operating Officer and Co-President, as the Company’s principal financial officer on an interim basis until such time as VMware appoints a new chief financial officer.

Biographical information about Mr. Eschenbach required by Item 5.02(c) of Form 8-K is contained on a Form 8-K, filed with the Securities and Exchange Commission on April 11, 2012, and such information is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 21, 2012, the sole Class B common stockholder of VMware, approved the proposed acquisition by VMware of Nicira, Inc. and authorized the aggregate size of equity grants to be made in connection with the acquisition in accordance with VMware’s Amended and Restated Certificate of Incorporation, by action of written consent pursuant to Section 228 of the Delaware General Corporation Law. The equity grants will be issued from the VMware 2007 Equity and Incentive Plan previously approved by VMware’s stockholders.

Item 8.01	Other Events

On July 23, 2012, VMware issued a press release to announce the entry into the merger agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORWARD LOOKING-STATEMENTS

This 8-K contains forward-looking statements including, among other things, statements regarding the consummation of the acquisition of Nicira. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the satisfaction of closing conditions for the transaction; (ii) the successful integration of Nicira and VMware personnel and technologies; (iii) adverse changes in general economic or market conditions; (iv) delays or reductions in consumer or information technology spending; (v) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (vi) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and software-defined data centers; (vii) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) our ability to protect our proprietary technology and comply with open source licensing requirements; and (xi) our ability to attract and retain highly qualified employees. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of VMware, Inc. dated July 23, 2012 regarding VMware’s entry into a definitive agreement to acquire Nicira.

99.2	Press release of VMware, Inc. dated July 17, 2012 regarding VMware’s preliminary financial results for the quarter ended June 30, 2012.

99.3	Press release of VMware, Inc. dated July 23, 2012 regarding VMware’s financial results for the quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012

VMware, Inc.

By:	/s/ Carl Eschenbach
Carl Eschenbach
Chief Operating Officer and Co-President